SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): January 1, 2005

Valeant Pharmaceuticals International

(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

3300 Hyland Avenue
Costa Mesa, California 92626
(Address of principal executive offices) (Zip Code)

(714) 545-0100
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          Mr. Timothy C. Tyson, 52, was appointed President and Chief Executive Officer of Valeant Pharmaceuticals International (the “Company”), on January 1, 2005, in accordance with its previously announced CEO succession plan. The Company’s prior Chief Executive Officer, Mr. Robert W. O’Leary, will continue to serve as Chairman of the Company’s Board of Directors. A copy of the press release announcing Mr. Tyson’s appointment, as President and Chief Executive Officer, dated January 4, 2005, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

          Mr. Tyson has been the Company’s President and Chief Operating Officer since November 2002, and a director since May 2004. Mr. Tyson served as President of Global Manufacturing and Supply for GlaxoSmithKline plc from June 1998 to November 2002 and was a member of the GlaxoSmithKline Corporate Executive Committee. In that capacity, he was responsible for managing 115 manufacturing sites and 42,000 employees in 42 countries. From February 1992 through June 1998, he held various general management positions at GlaxoSmithKline, including Vice President, General Manager Glaxo Dermatology and Cerenex Division; Vice President, General Manager Marketing and Vice President, General Manager Business Operations. He managed two divisions, launched 32 pharmaceutical products and managed the 5,000 person sales force. Prior to his joining GlaxoSmithKline, he also worked at Bristol-Myers Squibb Company and the Procter and Gamble Company. Mr. Tyson also served as an officer in the U.S. army.

          The terms and conditions of Mr. Tyson’s employment as the Chief Executive Officer of the Company will be disclosed in an amendment to this Form 8-K once his new Employment Agreement has been finalized. Mr. Tyson’s current Employment Agreement as Chief Operating Officer is filed as Exhibit 10.22 to our Annual Report on Form 10-K for the year ended December 31, 2002.

          Pursuant to Mr. Tyson’s current Employment Agreement, he was to be appointed as President and Chief Executive Officer of the Company within ninety (90) days after November 5, 2004. Other than the terms of Mr. Tyson’s current Employment Agreement, Mr. Tyson was not selected pursuant to any arrangement or understanding between Mr. Tyson and any other person. There are no family relationships between Mr. Tyson and the directors or executive officers of the Company. Other than Mr. Tyson’s current Employment Agreement and the new Employment Agreement between Mr. Tyson and the Company, there are no past, current or proposed transactions between Mr. Tyson and the Company or any of its subsidiaries.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
99.1	Press release, dated January 4, 2005

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2005	VALEANT PHARMACEUTICALS INTERNATIONAL

	By:	/s/ Bary G. Bailey
Bary G. Bailey Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated January 4, 2005